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                                                                  EXHIBIT 3.16

                                     BY-LAWS

                                       OF

                       CHIMERA RESEARCH AND CHEMICAL, INC.


                                    ARTICLE I

                                     OFFICES

     The principal office of the corporation shall be located at 90 Venice Circle, City of Land O'Lakes, State of Florida. The corporation may have such other offices, either within or without the State of Florida, as the board of directors may designate or as the business of the corporation may require from time to time.

     The registered office of the corporation, required by the Florida General Corporation Act to be maintained in the State of Florida may be, but need not be, identical with the principal office in the State of Florida, and the address of the registered office and the registered agent may be designated and changed from time to time by the board of directors or by the president of the corporation.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. ANNUAL MEETING. The Annual Meeting of shareholders shall be held on the 10th day of April in each year, at the hour of 10:00 o'clock a.m., beginning with the year 1991, or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purposes, unless otherwise prescribed by statute, may be called by the president, by the board of

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directors, or by the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

     Section 3. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Florida.

     Section 4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by first class mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If all the shareholders shall meet at any time and place, either within or without the State of Florida, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purposes of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the stock transfer books may be closed for a stated period or there may be fixed in advance a date as the record date for any such determination of shareholders, but only in the manner provided in the Florida General Corporation Act. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such

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determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date for the adjourned meeting.

     Section 6. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

     Section 7. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except as otherwise provided by law or the Articles of Incorporation. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Florida General Corporation Act, the Articles of Incorporation or these By-laws. If a quorum is not present at a meeting, a majority of the shares represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 8. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter

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submitted to a vote at a meeting of shareholders except as may be otherwise provided in the Articles of Incorporation.

     Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, by such person as the board of directors of such other corporation may designate.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted, directly or indirectly, at any meeting or counted in determining the total number of outstanding shares at any given time.

     Section 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed by its board of directors.

     Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall not be less than one (1). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified or until his earlier death, resignation or removal from office. Directors need not be residents of the State of Florida or shareholders of the corporation. All directors shall be of full age.

     Section 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Florida, for the holding of additional regular meetings without other notice than such resolution.

     Section 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the board of directors called by them.

     Section 5. NOTICE. Notice of any special meeting shall be given at least three days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice

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or waiver of notice of such meeting, except where one of the purposes is to alter, amend, or repeal these By-laws, in which case such purpose shall be specified.

     Section 6.  QUORUM.  A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement of the meeting.

     Section 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except where otherwise provided by law, the Articles of Incorporation or these By-laws.

     Section 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 9. VACANCIES. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

     Section 10. COMPENSATION. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his abstention from voting in respect thereto because of an asserted conflict of interest or his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such

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dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 12. USE OF TELEPHONE. Members of the board of directors may participate in a meeting of the board of directors by means of a conference telephone in the manner provided by law.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. NUMBER. The officers of the corporation shall be a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

     Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereafter provided.

     Section 3. REMOVAL. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     Section 5. PRESIDENT. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control

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all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and, unless a chairman of the board of directors has been elected and is present, he shall preside at meetings of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     Section 6. VICE-PRESIDENTS. In the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

     Section 7. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

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     Section 8.  TREASURER.  The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-laws; (c) keep correct and complete books and records of account, which shall be the property of the corporation; and (d) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give the bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

     Section 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

     Section 10. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be

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issued in its name unless authorized by a resolution of the board of directors.
Such authority may be general or confined to specific instances.

     Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice-president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented are issued shall be entered on the stock transfer books of the corporation. No certificate shall be issued for any share until such share is fully paid. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     Section 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the

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corporation, and on surrender for cancellation of the certificate for such shares, together with all necessary state transfer tax stamps. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. It shall be the duty of every shareholder to keep the corporation advised of his current post office address.

                                  ARTICLE VII

                               RULES OF PROCEDURE

     When not in conflict with any law, these By-laws, or the Articles of Incorporation, Cushing's Manual of Parliamentary Procedure shall establish the rules at all shareholders' and directors' meetings.

                                  ARTICLE VIII

                                   DIVIDENDS

     The board of directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX

                                 CORPORATE SEAL

     The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state and year of incorporation and the words "Corporate Seal."

                                    ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the Florida General

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Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice, but if the Articles of Incorporation are to be amended at the meeting, the waiver shall specify such purpose.

                                   ARTICLE XI

                                FINANCIAL REPORTS

     Balance sheets and profit and loss statements shall be prepared and maintained as provided for by the Florida General Corporation Act.

                                   ARTICLE XII

                                   AMENDMENTS

     These By-laws may be altered, amended or repealed and new By-laws may be adopted by the board of directors at any regular or special meeting, by resolution adopted by a majority of the full board, except as may otherwise be provided in the Articles of Incorporation.

                                  ARTICLE XIII

                                   COMMITTEES

     Section 1. APPOINTMENT. The board of directors by resolution adopted by a majority of the full board, may designate two or more of its members to constitute one or more committees. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

     Section 2. AUTHORITY. A committee, when the board of directors is not in session, to the extent provided by the resolution shall have and may exercise all of the authority of the board of directors, except that the committee shall not have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation

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thereof, or amending the By-laws of the corporation, or any other authority prohibited by the Florida General Corporation Act.

     Section 3. TENURE AND QUALIFICATIONS. Each member of a committee shall hold office until the next regular meeting of the board of directors following his designation and until his successor is designated as a member of the committee and is elected and qualified.

     Section 4. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                                CHIMERA RESEARCH AND CHEMICAL,
                                                INC.


                                                By:  /s/ Jack V. Smith
                                                   -----------------------------
                                                   JACK V. SMITH,
                                                   President

                                                ATTEST:

                                                                (CORPORATE SEAL)


                                                By:  /s/ Jesse M. Carter
                                                   -----------------------------
                                                   JESSE M. CARTER,
                                                   Secretary

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